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                                  EXHIBIT 23.4

                         CONSENT OF INDEPENDENT AUDITORS

               We consent to the incorporation by reference in the Registration Statement on Form S-8 of Quintiles Transnational Corp. of our report dated July 24, 1996, with respect to the audited combined financial statements of the Innovex Companies for the year ended March 31, 1996, which report appears in the Form 8-K of Quintiles Transnational Corp. dated January 27, 1999.



                                        /s/ KPMG

Reading, England
March 29, 1999